                                                     REGISTRATION NO. 333-50725


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        --------------------------------

                        Post-Effective Amendment No. 1 to
                                    FORM S-3


                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                       UNITED ASSET MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)


                                   04-2714625
--------------------------------------------------------------------------------
                     (I.R.S. Employer Identification Number)


      One International Place, Boston, Massachusetts 02110, (617) 330-8900
--------------------------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)


          Joseph R. Ramrath, Senior Vice President and General Counsel
                      United Asset Management Corporation,
      One International Place, Boston, Massachusetts 02110, (617) 330-8900
--------------------------------------------------------------------------------
     (Name and Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)


                                    Copy to:

                    Terrence W. Mahoney, Esq., Hill & Barlow,
      One International Place, Boston, Massachusetts 02110, (617) 428-3000
--------------------------------------------------------------------------------

Approximate date of commencement of proposed sale to the public:  April 29, 1998

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
             REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-50725)

                       UNITED ASSET MANAGEMENT CORPORATION

     This Registration Statement on Form S-3 (Registration No. 333-50725) (the "Registration Statement") registered 239,320 shares of Common Stock, par value $0.01 per share (the "Shares"), of United Asset Management Corporation (the "Company"). A total of 239,320 Shares were sold pursuant to the Registration Statement.

     The total number of shares registered pursuant to the Registration Statement have been sold. Accordingly, pursuant to Rule 478(a) promulgated under the Securities Act of 1933, as amended, and undertaking A(3) contained in Part II of this Registration Statement, the Company hereby terminates the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on December 1, 1998.



                                        UNITED ASSET MANAGEMENT CORPORATION
                                        (Registrant)



                                            /s/ William H. Park
                                        By: ___________________________________
                                            William H. Park
                                            Executive Vice President and
                                            Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



           Signature                                     Title                             Date
           ---------                                     -----                             ----

/s/ Norton H. Reamer*                             Chairman and Chief Executive           December 1, 1998
----------------------------------                Officer, Director
Norton H. Reamer


/s/ Charles E. Haldeman, Jr.                      President, Director                    December 1, 1998
----------------------------------
Charles E. Haldeman, Jr.


/s/ William H. Park                               Executive Vice President and Chief     December 1, 1998
----------------------------------                Financial Officer (principal
William H. Park                                   accounting officer)


                                                  Director
----------------------------------
Harold J. Baxter

                                                  Director
----------------------------------
Francis Finlay


/s/ Robert J. Greenebaum*                         Director                               December 1, 1998
----------------------------------
Robert J. Greenebaum


/s/ Beverly L. Hamilton*                          Director                               December 1, 1998
----------------------------------
Beverly L. Hamilton


/s/ George E. Handtmann, II*                      Director                               December 1, 1998
----------------------------------
George E. Handtmann, II



----------------------------------                Director
Brian M. Hanley, Jr.



/s/ Jay O. Light*                                 Director                               December 1, 1998
----------------------------------
Jay O. Light.



/s/ David I. Russell*                             Director                               December 1, 1998
----------------------------------
David I. Russell



/s/ Philip Scaturro*                              Director                               December 1, 1998
----------------------------------
Philip Scaturro



/s/ John A. Shane*                                Director                               December 1, 1998
----------------------------------
John A. Shane



/s/ Barbara S. Thomas*                            Director                               December 1, 1998
----------------------------------
Barbara S. Thomas


Date:  December 1, 1998


     /s/ William H. Park
*By: ___________________________________
     William H. Park, Attorney-in-fact